Exhibit 99.1

Alarm.com Reports First Quarter 2020 Results

-- First quarter SaaS and license revenue increased 14.9% year-over-year to $91.9 million --
-- First quarter total revenue increased 35.3% year-over-year to $151.9 million --
-- First quarter GAAP net income attributable to common stockholders of $8.8 million, compared to $9.0 million for the first quarter of 2019 --
-- First quarter non-GAAP adjusted EBITDA increased 20.4% year-over-year to $29.2 million, compared to $24.3 million for the first quarter of 2019 --

TYSONS, VA., May 7, 2020 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its first quarter ended March 31, 2020. Alarm.com also provided its financial outlook for SaaS and license revenue for the second quarter of 2020 and its guidance for the full year of 2020.

“I am very proud of our service provider partners and the Alarm.com team for their ongoing commitment to servicing customers and keeping millions of properties secure during the COVID-19 pandemic,” said Steve Trundle, President and CEO of Alarm.com. “For most of the first quarter, we benefited from the same strong business momentum that we saw in the back half of last year and this drove our strong results. As we got into March, however, we saw the pandemic begin to impact our business and the businesses of many of our service provider partners. We are well-positioned to manage through uncertainty, but we expect the remainder of the year to be a more challenging period.”

First Quarter 2020 Financial Results as Compared to First Quarter 2019

•	SaaS and license revenue increased 14.9% to $91.9 million, compared to $80.1 million.

•	Total revenue increased 35.3% to $151.9 million, compared to $112.3 million.

•	GAAP net income attributable to common stockholders was $8.8 million, or $0.18 per diluted share, compared to $9.0 million, or $0.18 per diluted share.

•	Non-GAAP adjusted EBITDA increased to $29.2 million, compared to $24.3 million.

•	Non-GAAP adjusted net income attributable to common stockholders increased to $20.9 million, or $0.42 per diluted share, compared to $17.2 million or $0.34 per diluted share.

Balance Sheet and Cash Flow

•
Total cash and cash equivalents increased to $171.7 million as of March 31, 2020, compared to $119.6 million as of December 31, 2019. Cash and cash equivalents includes $50.0 million borrowed under Alarm.com's senior secured revolving credit facility during the first quarter of 2020.

•
For the quarter ended March 31, 2020, cash flows from operations was $12.9 million and free cash flow was $9.2 million, compared to cash flows used in operations of $1.2 million and negative free cash flow of $4.1 million for the quarter ended March 31, 2019.

Recent Business Highlights

•
Doorport Acquisition: Alarm.com's subsidiary, PointCentral, announced the acquisition of Doorport, a leading innovator in smart intercom-based access solutions. The acquisition expands Alarm.com's market opportunity in the multiple dwelling unit market. Doorport’s retrofit-capable solution upgrades any existing intercom into a smart access solution that enables secure guest access along with contactless package and service delivery. Integrated with PointCentral, property managers and asset owners can enable a full range of smart apartment solutions through a single platform.

•
Industry Award Recognition: Alarm.com’s Customer Operations and Reseller Education (CORE) organization won a 2020 Excellence in Customer Service Award in the Organization of the Year category from the Business Intelligence Group. CORE was recognized for its superior customer service, technical support and training to thousands of service providers in the security industry every day. Alarm.com also earned multiple Most Valuable Product Awards from Security Sales & Integration, a leading security industry publication. On-Site Wrap Up, a mobile utility that guides technicians through a series of system checks to ensure a reliable installation, won in the Installation Aid category. The Alarm.com Smart Water Valve+Meter, which redefines water management in smart homes and businesses, was selected in the Fire and Life Safety category.

•
Launched Video Health Reports for Alarm.com for Business: Video Health Reports give Alarm.com’s service provider partners and their commercial video customers a monthly snapshot of the condition of video cameras and stream video recorders. System summaries and device-by-device information provide awareness of potential issues to ensure continuous, uninterrupted video coverage, reduce maintenance and support calls, and eliminate the need for manual checks by the customer.

•
Launched Commercial-Grade Stream Video Recorder (CSVR): The new CSVR offers a hybrid solution with local recording, cloud management and off-site storage of critical events. The sophisticated service offers an intuitive interface with a navigation timeline linked to the subscriber’s event history so that important video clips can be quickly accessed. The CSVR supports up to 16 cameras to give Alarm.com’s service provider partners a highly competitive video service for supporting larger video installations in the small and medium sized business market.

Financial Outlook

At this time, it is difficult to predict the duration and full scope of the impacts driven by the COVID-19 pandemic. While all Alarm.com service provider partners are continuing to serve existing customers, many have experienced more difficult selling or installation conditions as a result of social distancing guidelines, and installation rates dropped significantly at the end of March and into April. While Alarm.com has recently seen installation rates trending in a positive direction, it cannot be sure that this trend will continue. Alarm.com's guidance for the ensuing periods is therefore likely to be less exact than has been the case historically. Alarm.com is providing guidance based upon what it currently sees in its market and the general economy as well as an assumption that, by the fourth quarter of 2020, installation activity by its service providers will gradually recover to 95% of the levels seen during the first quarter of 2020. With these uncertainties and assumptions in mind, Alarm.com is providing updated guidance for the second quarter of 2020 and for the full year of 2020.

For the second quarter of 2020:

•	SaaS and license revenue is expected to be in the range of $92.4 million to $92.8 million.

For the full year of 2020:

•	SaaS and license revenue is expected to be in the range of $375.0 million to $380.0 million, a range that is approximately 99% of the range Alarm.com previously guided.

•	Total revenue is expected to be in the range of $515.0 million to $535.0 million, which includes anticipated hardware and other revenue in the range of $140.0 million to $155.0 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $100.0 million to $103.0 million.

•	Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $69.0 million to $73.5 million, based on an estimated tax rate of 21.0%.

•	Based on an expected 50.7 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.36 to $1.45 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its first quarter 2020 financial results and its outlook for the second quarter and full year of 2020. A live audio webcast is scheduled to begin at 4:30 p.m. ET on May 7, 2020. To participate on the live call, analysts and investors should dial 866.588.3290 (U.S./Canada) or 262.558.6169 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through May 15, 2020 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 7298129. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things (IoT) devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use certain non-GAAP financial measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to stock options and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expenses and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense.

Interest income and other income, net: We exclude interest income and other income, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Income taxes: We exclude the impact related to our provision for income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable,” “ensure” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s positioning, the benefits of the acquisition of Doorport and of recently launched offerings, and the Company’s guidance for the second quarter and full year of 2020 described under “Financial Outlook” above and key assumptions related thereto, including the timing and amount of installation activities by the fourth quarter of 2020. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company's results and business operations may be negatively impacted by the COVID-19 pandemic, the Company’s actual operating results may differ significantly from any guidance provided, certain precautions the Company is taking due to the COVID-19 pandemic could harm its business, the Company’s quarterly results may fluctuate, downturns in general economic and market conditions, including due to the COVID-19 pandemic, may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2020 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended March 31, 2020. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
David Trone
Alarm.com
dtrone@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
SaaS and license revenue	$91,950	$80,055
Hardware and other revenue	59,989	32,280
Total revenue	151,939	112,335
Cost of revenue:
Cost of SaaS and license revenue	12,328	12,325
Cost of hardware and other revenue	45,652	26,625
Total cost of revenue	57,980	38,950
Operating expenses:
Sales and marketing	17,075	13,228
General and administrative	20,865	19,212
Research and development	39,730	26,496
Amortization and depreciation	6,422	5,228
Total operating expenses	84,092	64,164
Operating income	9,867	9,221
Interest expense	(645)	(821)
Interest income	459	808
Other income, net	92	44
Income before income taxes	9,773	9,252
Provision for income taxes	1,202	242
Net income	8,571	9,010
Net loss attributable to redeemable noncontrolling interest	236	—
Net income attributable to common stockholders	$8,807	$9,010

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.18	$0.19
Diluted	$0.18	$0.18
Weighted average common shares outstanding:
Basic	48,725,565	48,172,243
Diluted	50,246,987	50,172,818

Stock-based compensation expense included in operating expenses:	Three Months Ended March 31,
	2020	2019
Sales and marketing	$757	$380
General and administrative	1,782	1,267
Research and development	3,819	2,619
Total stock-based compensation expense	$6,358	$4,266

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$171,732	$119,629
Accounts receivable, net of allowance for credit losses of $4,789 and $2,584, respectively, and net of allowance for product returns of $1,224 and $1,075, respectively	81,894	76,373
Inventory, net	36,841	34,168
Other current assets, net of allowance for credit losses of $39 and $16, respectively	18,834	13,504
Total current assets	309,301	243,674
Property and equipment, net	39,467	38,548
Intangible assets, net	99,420	103,438
Goodwill	104,963	104,963
Deferred tax assets	17,964	19,137
Operating lease right-of-use assets	34,939	30,523
Other assets, net of allowance for credit losses of $77 and $0, respectively	18,021	17,516
Total assets	$624,075	$557,799
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$53,089	$48,727
Accrued compensation	11,739	16,342
Deferred revenue	4,028	3,043
Operating lease liabilities	8,803	7,683
Total current liabilities	77,659	75,795
Deferred revenue	8,074	7,455
Long-term debt	113,000	63,000
Operating lease liabilities	40,264	37,199
Other liabilities	7,888	7,489
Total liabilities	246,885	190,938
Redeemable noncontrolling interest	10,974	11,210
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2020 and December 31, 2019.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 48,807,707 and 48,700,963 shares issued; and 48,660,454 and 48,700,713 shares outstanding as of March 31, 2020 and December 31, 2019, respectively.	488	487
Additional paid-in capital	373,349	365,627
Treasury stock, at cost; 147,153 and 0 shares as of March 31, 2020 and December 31, 2019, respectively.	(5,149)	—
Accumulated deficit	(2,472)	(10,463)
Total stockholders’ equity	366,216	355,651
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$624,075	$557,799

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows from / (used in) operating activities:	2020	2019
Net income	$8,571	$9,010
Adjustments to reconcile net income to net cash from / (used in) operating activities:
Provision for credit losses on accounts receivable	1,885	260
Reserve for product returns	291	(120)
Provision for credit losses on notes receivable	(349)	—
Amortization on patents and tooling	199	167
Amortization and depreciation	6,422	5,228
Amortization of debt issuance costs	27	27
Amortization of operating leases	2,045	1,803
Deferred income taxes	1,327	135
Change in fair value of contingent liability	(568)	—
Stock-based compensation	6,358	4,266
Acquired in-process research and development	3,297	—
Changes in operating assets and liabilities:
Accounts receivable	(8,064)	(6,753)
Inventory	(2,673)	(2,724)
Other current and non-current assets	(6,108)	(909)
Accounts payable, accrued expenses and other current liabilities	83	(9,987)
Deferred revenue	1,604	360
Operating lease liabilities	(2,259)	(1,908)
Other liabilities	812	(42)
Cash flows from / (used in) operating activities	12,900	(1,187)
Cash flows used in investing activities:
Additions to property and equipment	(3,719)	(2,962)
Purchases of in-process research and development	(3,297)	—
Issuances or purchases of notes receivable	—	(20,061)
Receipt of payment on notes receivable	3	—
Cash flows used in investing activities	(7,013)	(23,023)
Cash flows from financing activities:
Proceeds from credit facility	50,000	—
Repayments of credit facility	—	(1,000)
Purchases of treasury stock	(5,149)	—
Issuances of common stock from equity-based plans	1,365	1,591
Cash flows from financing activities	46,216	591
Net increase / (decrease) in cash and cash equivalents	52,103	(23,619)
Cash and cash equivalents at beginning of the period	119,629	146,061
Cash and cash equivalents at end of the period	$171,732	$122,442

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA:
Net income	$8,571	$9,010
Adjustments:
Interest expense, interest income and other income, net	94	(31)
Provision for income taxes	1,202	242
Amortization and depreciation expense	6,422	5,228
Stock-based compensation expense	6,358	4,266
Acquisition-related expense	4,056	—
Litigation expense	2,486	5,537
Total adjustments	20,618	15,242
Adjusted EBITDA	$29,189	$24,252

Adjusted net income:
Net income, as reported	$8,571	$9,010
Provision for income taxes	1,202	242
Income before income taxes	9,773	9,252
Adjustments:
Less: interest income and other income, net	(551)	(852)
Amortization expense	4,042	3,531
Stock-based compensation expense	6,358	4,266
Acquisition-related expense	4,056	—
Litigation expense	2,486	5,537
Non-GAAP adjusted income before income taxes	26,164	21,734
Income taxes [1]	(5,494)	(4,564)
Non-GAAP adjusted net income	$20,670	$17,170

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2020 and 2019. The 21.0% effective tax rate for each of the three months ended March 31, 2020 and 2019 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$8,807	$9,010
Provision for income taxes	1,202	242
Income attributable to common stockholders before income taxes	10,009	9,252
Adjustments:
Less: interest income and other income, net	(551)	(852)
Amortization expense	4,042	3,531
Stock-based compensation expense	6,358	4,266
Acquisition-related expense	4,056	—
Litigation expense	2,486	5,537
Non-GAAP adjusted income attributable to common stockholders before income taxes	26,400	21,734
Income taxes [1]	(5,544)	(4,564)
Non-GAAP adjusted net income attributable to common stockholders	$20,856	$17,170

	Three Months Ended March 31,
	2020	2019
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.18	$0.19
Provision for income taxes	0.02	0.01
Income attributable to common stockholders before income taxes	0.20	0.20
Adjustments:
Less: interest income and other income, net	(0.01)	(0.02)
Amortization expense	0.08	0.07
Stock-based compensation expense	0.13	0.09
Acquisition-related expense	0.09	—
Litigation expense	0.05	0.11
Non-GAAP adjusted income before income taxes	0.54	0.45
Income taxes [1]	(0.11)	(0.09)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.43	$0.36

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.42	$0.34

Weighted average common shares outstanding:
Basic, as reported	48,725,565	48,172,243
Diluted, as reported	50,246,987	50,172,818

1 Income taxes are calculated using a rate of 21.0% for each of the three months ended March 31, 2020 and 2019. The 21.0% effective tax rate for each of the three months ended March 31, 2020 and 2019 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Free cash flow:
Cash flows from / (used in) operating activities	$12,900	$(1,187)
Additions to property and equipment	(3,719)	(2,962)
Non-GAAP free cash flow	$9,181	$(4,149)